Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 1Q 2009 Earnings Conference Call / Webcast Tuesday, April 28, 2009 10:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non- GAAP Measures to U.S. GAAP Forward-Looking Statements This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects five performance measures, operating EBITDA, affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA, including Celanese Proportional Share of affiliate information on Table 8, is not a recognized term under U.S. GAAP and is not meant to be an alternative to operating cash flow of the equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider affiliate EBITDA when determining the equity investments' overall value in the company. Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. The tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year, excluding changes in uncertain tax positions, discrete items and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 1Q 2009 highlights in millions (except EPS) 1st Qtr 2009 1st Qtr 2008 Net Sales $1,146 $1,846 Operating Profit $27 $234 Adjusted EPS $0.08 $1.06 Operating EBITDA $136 $381 1 $32 million inventory accounting impact tax effected at 29% divided by 155.6 million diluted shares for the three months ended March 31, 2009. First Quarter 2009: Strong cash position with positive adjusted free cash flow Inventory accounting impact of ~$0.15/share1 included in Adjusted EPS

Peak and trough relative performance Relative Peak versus Trough Quarter - Operating EBIDTA Industrial Specialties Acetyl Intermediates Advanced Engineered Materials Consumer Specialties Other Activities Trough defined as four quarters of sustained -1% to 1% global GDP Note: Earnings from strategic affiliates included in total Operating EBITDA amounts but excluded from margin % amounts Operating EBITDA 18 - 20% 8 - 10% 22 - 25% 18 - 20% 21 - 23% Normalized Trough Conditions 10 - 12% 13 - 15% Seasonality Inventory accounting impacts Customer destocking Impacting Factors Normalized Peak Conditions 20 - 22%

Steven Sterin Senior Vice President and CFO

Celanese Corporation financial highlights in millions (except EPS) 1st Qtr 2009 1st Qtr 2008 Net Sales $1,146 $1,846 Operating Profit/(Loss) $27 $234 Net Earnings/(Loss) ($20) $145 Other Charges/Adjustments $33 $22 Adjusted EPS $0.08 $1.06 Effective Tax Rate 29% 26% Diluted Share Basis 155.6 167.3 Operating EBITDA $136 $381 1Q 2009 1Q 2009 net sales decreased 38% Lower volumes on weak global demand Lower pricing for acetyl products Operating profit decreased to $27 million Net sales more than offset lower raw material, energy, and spending costs Adjusted EPS fell to $0.08/share Operating EBITDA decreased to $136 million

First Quarter 2009: Net sales decreased as higher pricing only partially offset lower volumes Volume decline due to the timing of customer contract negotiations and lower acetate flake sales Operating EBITDA improvement due to the higher pricing, favorable currency and lower spending and energy costs Consumer Specialties in millions 1st Qtr 2009 1st Qtr 2008 Net Sales $266 $282 Operating EBITDA $81 $65 Outlook: Stable volumes expected in 2009 Increased dividend expected in 2Q 2009 from Acetate China affiliates Continued sustained earnings performance with ongoing decreases in spending and energy costs

First Quarter 2009: Net sales decrease primarily driven by lower volumes in Europe and North America, as well as the effect of the AT Plastics force majeure Lower raw material and energy costs, along with the benefits of the company's fixed spending reductions, more than offset slightly lower pricing Inventory accounting impacts ($6 million) and lower volumes are the primary reasons for decrease in Operating EBITDA Industrial Specialties in millions 1st Qtr 2009 1st Qtr 2008 Net Sales $242 $365 Operating EBITDA $26 $36 Outlook: Volumes in North America and Europe remain challenged Continued success in Asia help offset volume weakness Raw material and energy cost reductions should positively impact margins

in millions 1st Qtr 2009 1st Qtr 2008 Net Sales $165 $294 Operating EBITDA $0 $60 Advanced Engineered Materials First Quarter 2009: Net sales decreased as higher pricing could not offset lower volumes and currency impacts Volume decreases were driven by automotive production in the U.S. and Europe and continued inventory destocking in consumer electronic applications. Operating EBITDA decline was due to lower volumes, inventory accounting impacts ($5 million) and lower affiliate earnings Outlook: Continued volume pressures due to further reductions in US and Europe auto builds Easing raw material and energy costs coupled with sustained pricing should positively impact margins

Acetyl Intermediates in millions 1st Qtr 2009 1st Qtr 2008 Net Sales $572 $1,096 Operating EBITDA $48 $246 First Quarter 2009: Decrease in net sales due to substantial volume declines and lower pricing Pricing declined as the industry experienced lower utilization rates on reduced global demand, particularly in Europe and the Americas. Lower raw material and energy costs could not offset lower volumes and inventory accounting impacts ($21 million) Outlook: Volumes expected to be at reduced levels performing at normalized trough profile Margins should be sustained in 2009 due to advantaged technology and cost position

1Q 2008 1Q 2009 1Q 2008 1Q 2009 Earnings - Equity Investments 10 -2 Dividends - Cost Investments 28 6 1Q 2009: Earnings impact of $4 million decreased versus prior year due to lower dividends from the company's Ibn Sina cost affiliate and lower earnings from the Advanced Engineered Materials equity affiliates Outlook: Increased dividend year over year expected in 2Q 2009 from Acetate China affiliates Other cost and equity affiliates challenged by weakened global demand environment Income Statement Affiliate Performance Cash Flows

Solid cash generation Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow $ in millions 1st Qtr 2009 1st Qtr 2008 Net cash provided by operating activities $199 $166 Adjustments to operating cash for discontinued operations ($1) $1 Net cash provided by operating activities from continuing operations $198 $167 Less: Capital expenditures $56 $81 Less: Other charges and adjustments1 $73 $19 Adjusted Free Cash Flow $69 $67 1Amounts primarily associated with the Kelsterbach relocation and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. Factors contributing to cash generation during first quarter 2009: Lower cash taxes Favorable trade working capital Reduced capital expenditures

Celanese capital structure Term Loan - $2.8 billion Other Debt Obligations - $706 million Cash - $1,150 million Net Debt - $2.3 billion Revolver - $650 million Cost Stability Flexibility Structure Characteristics Primary Components Strong balance sheet provides flexibility and stability in current environment Credit Linked Revolver - $143 million Sources of Liquidity Debt Obligations

Appendix

1Q 2009 Other Charges and Other Adjustments by Segment $ in millions AEM CS IS AI Other Total Employee termination benefits 7 - 2 6 9 24 Ticona Kelsterbach relocation 3 - - - - 3 Clear Lake insurance recoveries - - - (6) - (6) Plumbing insurance recoveries (1) - - - - (1) Asset impairments - - - 1 - 1 Other - - - - - - Total other charges 9 - 2 1 9 21 Business optimization - - 1 - 1 2 Ticona Kelsterbach relocation 1 - - - - 1 Plant closures - - - 4 - 4 Other - - - - 5 5 Total other adjustments 1 - 1 4 7 12 Total other charges and other adjustments 10 - 3 5 15 33

Reg G: Reconciliation of Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share - Unaudited